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                                                                     Exhibit 2-A
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FORM NO. 6                                              Registration No. EC22563



                                    BERMUDA


                          CERTIFICATE OF INCORPORATION


I hereby in accordance with section 14 of the Companies Act of 1981 issue this Certificate of Incorporation and do certify that on the 1st day of November, 1996


                      Columbia Insurance Corporation, Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.


                                             Given under my hand and the Seal of
                                             the REGISTRAR OF COMPANIES this 5th
                                             day of November, 1996
[Seal]


                                 for  Registrar of Companies